Exhibit 99.1

Werewolf Therapeutics Announces Plan to Explore Strategic Alternatives

Watertown, MA, February 24, 2026 (GLOBE NEWSWIRE) – Werewolf Therapeutics, Inc. (Nasdaq: HOWL) (the “Company” or “Werewolf”), an innovative biopharmaceutical company pioneering the development of therapeutics engineered to stimulate the body’s immune system for the treatment of cancer and other immune-mediated conditions, today announced that the Company will explore a full range of strategic alternatives to advance its promising platform and drug development pipeline to maximize stockholder value. The Company has engaged Piper Sandler & Co. (“Piper Sandler”) to serve as exclusive financial advisor to assist in the strategic evaluation process.

“We have initiated a process to explore a range of alternatives available to the Company to maximize stockholder value. Such measures may include, among other options, a sale of the Company, a business combination or merger, a sale of assets, licensing or collaboration arrangements, or other strategic transactions,” said Dan Hicklin, Ph.D., President and CEO of Werewolf. “In addition to our clinical-stage candidates and our named earlier-stage candidates, our INDUKINE and INDUCER platforms provide exciting opportunities to apply our differentiated masking and protease linker technology in multiple additional modalities.”

The Company does not have a defined timeline for the exploration and evaluation of strategic alternatives and cannot confirm that the process will result in any strategic alternative being announced or consummated. The Company cannot provide any commitment regarding when or if this strategic evaluation process will result in any type of transaction, and there can be no assurance that such activities will result in any agreements or transactions that will enhance stockholder value. The Company does not intend to discuss or disclose further developments during this process unless and until its board of directors has approved a specific action or the Company has otherwise determined that further disclosure is appropriate.

About Werewolf Therapeutics

Werewolf Therapeutics, Inc., is an innovative biopharmaceutical company pioneering the development of therapeutics engineered to stimulate the body’s immune system for the treatment of cancer and other immune-mediated conditions. The Company is leveraging its proprietary PREDATOR platform to design conditionally activated INDUKINE and INDUCER molecules that stimulate both adaptive and innate immunity with the goal of addressing the limitations of conventional proinflammatory immune therapies. Werewolf’s INDUKINE molecules are intended to remain inactive in peripheral tissue yet activate selectively in the tumor microenvironment. The Company’s most advanced clinical stage product candidates, WTX-124 and WTX-330, are systemically delivered, conditionally activated Interleukin-2 (IL-2) and Interleukin-12 (IL-12) INDUKINE molecules, respectively, for the treatment of solid tumors. Werewolf has applied the same masking and linker technology that it uses in its INDUKINE molecules to advance the development of INDUCER molecules. Werewolf’s first INDUCER development candidate, WTX-1011, targets STEAP1 for prostate cancer, and its second INDUCER candidate, WTX-2022, targets CDH6 for ovarian and kidney cancer.

To learn more visit www.werewolftx.com or follow us on LinkedIn.

Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this press release, including statements regarding Werewolf’s strategy, future operations, prospects, plans, and objectives of management, including potential strategic partnerships; the potential activity and efficacy of product candidates in preclinical studies and clinical trials; and the anticipated safety profile of product candidates constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The words “aim,” “anticipate,” “believe,” “contemplate,” “continue,” “could,” “design,” “designed to,” “engineered,” “estimate,” “expect,” “goal,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “promise,” “should,” “target,” “will,” or “would,” or the negative of these terms, or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various important factors, including: uncertainties inherent in the development of product candidates, including the conduct of research activities, and the initiation and completion of preclinical studies and clinical trials; uncertainties as to the availability and timing of results from preclinical studies and clinical trials; whether results from preclinical studies will be predictive of the results of later preclinical studies and clinical trials; whether preliminary or interim data from a clinical trial will be predictive of the future results of the trial and future clinical trials; the Company’s ability to manage cash resources and obtain additional cash resources to fund the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements; as well as the risks and uncertainties identified in the “Risk Factors” section of the Company’s most recent Form 10-Q filed with the Securities and Exchange Commission (SEC), and in subsequent filings the Company has made and may make with the SEC. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

WEREWOLF®, the WEREWOLF logo, PREDATOR®, INDUKINETM, INDUCERTM, and other Werewolf trademarks, service marks, graphics and logos are trade names, trademarks or registered trademarks of Werewolf Therapeutics, Inc., in the United States or other countries. All rights reserved.

Company Contact:

Steven Bloom

Chief Business Officer

Werewolf Therapeutics

sbloom@werewolftx.com

Piper Sandler Contacts:

Peter Day

Managing Director,

Piper Sandler & Co.

peter.day@psc.com

Michael Burton-Williams

Executive Director,

Piper Sandler & Co.

michael.burton-williams@psc.com

Investor Contact:

Dan Ferry

LifeSci Advisors

617.430.7576

daniel@lifesciadvisors.com